Sigma Labs, Inc.
and its Wholly Owned Subsidiary B6 Sigma, Inc.

February 9, 2011

Hudson Valley Capital Management Corp
2039 Albany Post Road
Croton on Hudson, NY 10520
Attention: Mark Gillis, Chief Executive Officer

Dear Mark,

This letter agreement (the “Agreement”) shall confirm the engagement of Hudson Valley Capital Management Corp (the “Placement Agent”) by Sigma Labs, Inc., a Nevada corporation (the “Company”), as the Company's non-exclusive placement agent during the term of Placement Agent's engagement hereunder, in connection with the private placement of up to 75,000,000 shares of the Company's common stock, $0,001 par value per share (collectively, the “Shares,” and such private placement, the “Offering”). Placement Agent understands that the Company currently contemplates the Offering to be made pursuant to one or more exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), and any applicable securities laws of any state or other jurisdiction. The Offering and the Placement Agent's engagement will be subject to the following terms and conditions:

1.	Retention.

(a)           Subject to the terms and conditions of this Agreement, the Company hereby appoints Placement Agent to act as its placement agent during the Authorization Period (as hereinafter defined). Placement Agent hereby accepts such appointment and agrees, subject to the terms and conditions of this Agreement, to seek to complete the placement of up to $1,500,000 or any portion thereof of the Shares on a “best efforts” basis during the Authorization Period. The Shares will be sold at a price of $0.02 per Share. All Shares sold will be done so pursuant to the Private Placement Memorandum, dated January 19, 2011 (the “Private Placement Memorandum”), which provides for no minimum sale of Shares and up to a maximum of 75,000,000 Shares.

(b)           The Company and the Placement Agent understand and agree that, in soliciting offers to purchase Shares from the Company pursuant to this Agreement and in assuming its other obligations hereunder, Placement Agent is acting as agent for the Company and not as principal, and that Placement Agent's responsibility in respect of its engagement hereunder is limited to a “best efforts” basis in placing the Shares, with no understanding, expressed or implied, on Placement Agent's part of a commitment to underwrite, purchase or place any of the Shares or any other securities of the Company.

3900 Paseo del Sol, Santa Fe New Mexico 87507

(c)          Placement Agent agrees that it may not bind or obligate the Company to sell the Shares or otherwise enter into any agreement on behalf of the Company. The Company is not obligated or required to accept any offer to purchase Shares by any prospective investor identified by Placement Agent, and the Company may refuse in its sole discretion to sell any Shares to such prospective investor without any liability to Placement Agent. If the Company should fail to deliver Shares to a purchaser whose offer the Company has accepted by execution of a subscription agreement in respect thereof, the Company shall pay to Placement Agent any fee to which Placement Agent would be entitled hereunder in connection with such sale as if such sale had been consummated.

(d)          During the Authorization Period, the Company shall be authorized to utilize the services of other placement agents.

(e)          It is understood that Placement Agent is being engaged hereunder solely to provide the services described in this Agreement to the Company as an independent contractor and that Placement Agent is not acting as an agent or fiduciary of, and shall have no duties or liabilities to, the shareholders of the Company or any third party in connection with its engagement hereunder.

2.           Authorization Period. Placement Agent's engagement hereunder shall become effective on the date hereof and shall continue until the earlier of (i) the final closing date of the Offering, and (ii) the date either party to this Agreement terminates the engagement according to the terms of the next sentence (such date, the “Termination Date”; the period from the date hereof through the Termination Date being hereinafter referred to as the “Authorization Period”). This Agreement may be terminated at any time by either party upon 30 days written notice to the other party, effective upon receipt of written notice to that effect by the other party.

3.           Offering Documents. In addition to the Private Placement Memorandum, the Company will prepare and provide to the Placement Agent such amendments or supplements thereto as the Company and its legal representatives may deem reasonably, to effectuate the offer and sale of the Shares (the Private Placement Memorandum and any such amendments or supplements, are collectively referred to herein as the “Offering Materials”). The Company shall cooperate with Placement Agent and shall provide to Placement Agent such information, as Placement Agent reasonably believes necessary in connection with its assistance in the preparation of, or for inclusion in, the Offering Materials, and provide such other information, as Placement Agent reasonably believes appropriate to its engagement hereunder. The Company authorizes the Placement Agent to transmit the Offering Materials to potential purchasers of the Shares, and shall furnish to Placement Agent copies of the Offering Materials in such quantities as Placement Agent may from time to time request. The Company shall prepare forms of purchase agreements or subscription agreements containing terms and conditions customary for private placement offerings, to be entered into by the Company and each purchaser of Shares, which forms shall be provided to the Placement Agent's offerees only upon the review and approval of both the Company and Placement Agent.

3900 Paseo del Sol, Santa Fe New Mexico 87507

4.	Compensation.

(a)                    Fees. As compensation for Placement Agent's services hereunder, the Company shall pay Placement Agent a fee of ten percent (10%) of the Aggregate Consideration (as defined below) received or receivable by the Company at each closing of the Offering. For purposes of calculating Placement Agent's fees, “Aggregate Consideration” shall consist of the payments made to, and actually received by the Company from the sale of Shares to investors placed by the Placement Agent in connection with the Offering (the “Agent's Investors”). The Placement Agent acknowledges that investor funds may be placed in escrow pending the satisfaction of all closing conditions and the acceptance of the subscription documents by the Company, and that such escrowed funds shall not be deemed to constitute Aggregate Consideration until (and if) such funds are released to the Company.

(b)                    Warrants. On each closing date of the sale of Shares, the Placement Agent shall be entitled to receive warrants (the “Placement Agent Warrants”) to purchase shares of common stock of the Company in an amount equal to fifteen percent (15%) of the number of Shares sold by the Company to the Agent's Investors at such closing. The Placement Agent Warrants shall be issued at the closing of the Offering, in substantially the form attached hereto as Exhibit A, and shall expire five (5) years after issuance. The Placement Agent Warrants shall be exercisable at a per share price of $0,025.

5.           Representations, Warranties and Covenants of the Company.    The Company represents and warrants to, and covenants with, Placement Agent as follows:

(a)                    During the Authorization Period, the Company shall not use, disseminate, publish, distribute or refer to any materials in connection with any offering of the Shares, including without limitation, any Offering Materials, unless such materials are also provided to the Placement Agent.

(b)                    The Company has not taken, and will not take, any action, directly or indirectly, so as to cause any of the transactions contemplated by this Agreement to fail to be entitled to exemption from registration under all applicable securities laws. The Company shall ensure that neither it, nor any of its affiliates, nor any person (other than the Placement Agent who agrees to comply with this requirement) acting on behalf of the Company or any such affiliates, has engaged or will engage in any general advertising or general solicitation (as those terms are used in Regulation D under the Securities Act of 1933) with respect to the Shares.

(c)                    The Company shall, from time to time, take such action as Placement Agent may reasonably request to qualify the Shares for offering and sale as a private placement under the securities laws of such states or other jurisdictions as Placement Agent may reasonably request and to comply with such laws so as to permit such offers and sales.

3900 Paseo del Sol, Santa Fe New Mexico 87507

(d)                    The Company shall make available to Placement Agent, at the Company's expense, all financial statements, projections, appraisals, surveys and other information prepared by the Company in connection with the Offering for use in the offering. The Company shall, upon reasonable request, cause its directors, officers, personnel, counsel, accountants, and other representatives to meet with Placement Agent or its representatives to discuss all information relevant for disclosure in any Offering Materials. The Company shall cooperate in any reasonable investigation requested by Placement Agent or its representatives or counsel (including the production of information at the Company's offices or copies of such information at the offices of Placement Agent) for the purpose of examining the accuracy and completeness of the statements contained in the Offering Materials.

(e)                    To the best of the Company's knowledge, the Offering Materials as of the date thereof and as of the closing date of each sale of Shares, are and will be true, complete and correct in all material respects and do not, and will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The Company shall advise Placement Agent immediately of the occurrence of any event or other change which results in the Offering Materials containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, and shall furnish to Placement Agent copies of amended or supplemented Offering Materials that correct such statement or omission in such quantities as Placement Agent may from time to time request upon being so advised.

(f)                    With respect to any financial or other projections included or to be included in the Offering Materials, if any, the Company represents and warrants that they have been, or will be, prepared in good faith on the basis of reasonable assumptions. The Company recognizes and confirms that Placement Agent: (i) will be using and relying primarily on the information in the Offering Materials and information available from generally recognized public sources in performing the services contemplated hereunder, without having independently verified the accuracy or completeness thereof, (ii) does not assume responsibility for the accuracy or completeness of the Offering Materials or such other information, and (iii) will not make any appraisal of any assets owned or used by the Company.

(g)                    (i) The Company has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and all consents, authorizations, approvals and orders required in connection with the execution, delivery and performance hereof have been obtained; (ii) this Agreement is a valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors generally and general principles of equity; and (iii) the execution, delivery and performance of this Agreement will not conflict with, result in a breach of any of the terms or provisions of, or constitute a violation or a default under, the Company's charter, by-laws or comparable documents or under any material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound.

3900 Paseo del Sol, Santa Fe New Mexico 87507

6.            Representations and Covenants of Placement Agent: Placement Agent represents and warrants to, and covenants with, the Company as follows:

(a)                    None of Placement Agent, its affiliates or any persons acting on the behalf of Placement Agent or any such affiliates has engaged in or will engage in any general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) with respect to the Shares.

(b)                    Placement Agent will use its best efforts to conduct the offering and sale of the Shares (i) in a manner consistent with the Private Placement Memorandum and (ii) so that the Shares are sold in a transaction or series of transactions exempt from registration under the Securities Act.

(c)                    The Offering Materials will be sent only to persons that Placement Agent reasonably believes are “accredited investors” (as defined under Rule 501(a) of the Securities Act).

(d)                    Placement Agent will not make any representation or warranty as to the Shares or the Company except those expressly stated in the Offering Materials.

(e)                    Placement Agent is a broker-dealer registered as such under applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, Section 15 of the Exchange Act.

7.             Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be mailed or delivered (a) if to the Company, at its principal office at 3900 Paseo del Sol, Santa Fe, New Mexico 87507, Attention: Mark Cola, President, and (b) if to Placement Agent, at the address set forth on the first page of this Agreement, Attention: Mark Gillis, Chief Executive Officer.

8.             Non-Disclosure of Confidential Information. The Placement Agent acknowledges that it is the policy of the Company to maintain as confidential all valuable information heretofore or hereafter acquired, developed or used by the Company in relation to its business, operations, employees and customers which may give the Company a competitive advantage in its industry, including the information set forth in the Private Placement Memorandum of the Company (all such information is hereinafter referred to as “Confidential Information”). The parties recognize that, by reason of its access to the Private Placement Memorandum and other information about the Company, the Placement Agent may acquire Confidential Information. The Placement Agent recognizes that all such Confidential Information is the property of the Company. In consideration of the Company entering into this Agreement, the Placement Agent agrees that it shall never, directly or indirectly, intentionally or unintentionally, publicly disseminate or otherwise disclose any Confidential Information obtained during its engagement by the Company without the prior written consent of the Company, unless and until such information is otherwise known to the public generally or is not otherwise secret and confidential (through no fault of the Placement Agent), it being understood that the obligation created by this subparagraph shall survive the termination of this Agreement.

3900 Paseo del Sol, Santa Fe New Mexico 87507

9.             Registration Rights. If, subsequent to the date hereof, the Company proposes to file a registration statement under the Securities Act, as amended (“Securities Act”) with respect to an offering of Company's equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, such equity securities (“Securities”), by the Company for its own account or for shareholders of the Company for their account, then the Company shall (x) give written notice of such proposed filing to the Placement Agent as soon as practicable, which notice shall describe, among other things, the amount of Securities to be included in such offering and the intended method(s) of distribution, and (y) offer to the Placement Agent in such notice the opportunity to register the sale of such number of shares of Warrant Stock as the Placement Agent may request in writing within ten (10) days following receipt of such notice, subject to customary underwriter cutbacks in connection with such offering. For purposes hereof, “Warrant Stock” means the shares of common stock issuable upon exercise of the Placement Agent Warrants.

10.           Miscellaneous.

(a)           This Agreement sets forth the entire agreement between the parties, supersedes and merges all prior written or oral agreements with respect to the subject matter hereof, may only be amended, modified or waived in writing and signed by each party to be bound thereby, and shall be governed by the laws of the State of California applicable to agreements made and to be performed entirely within such State. Each party hereto hereby irrevocably submits for purposes of any action arising from this Agreement brought by the other party hereto to the jurisdiction of the courts of California and the U.S. District Court for the County of Los Angeles, California.

(b)           The Company (for itself, anyone claiming through it or in its name, and on behalf of its equity holders) and Placement Agent each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

(c)           This Agreement may not be assigned by either party without the prior written consent of the other party.

(d)           If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect.

3900 Paseo del Sol, Santa Fe New Mexico 87507

[Signature page follows]

3900 Paseo del Sol, Santa Fe New Mexico 87507

Please confirm that the foregoing correctly sets forth our agreement by signing and returning to the Company the enclosed duplicate copy of this Agreement.

Very truly yours,

SIGMA LABS, INC.

By:	/s/ Mark J. Cola
Name: Mark J. Cola
Title: President

Accepted and agreed to as of
the date first written above

HUDSON VALLEY CAPITAL MANAGEMENT CORP

By:
Name: Mark Gillis.
Title: Chief Executive Officer

3900 Paseo del Sol, Santa Fe New Mexico 87507

Please confirm that the foregoing correctly sets forth our agreement by signing and returning to the Company the enclosed duplicate copy of this Agreement.

Very truly yours,

SIGMA LABS, INC.

By:
Name: Mark Cola
Title: President

Accepted and agreed to as of
the date first written above

HUDSON VALLEY CAPITAL MANAGEMENT CORP

By:	/s/ Mark Gillis
Name: Mark Gillis.
Title: Chief Executive Officer

Exhibit A

Form of Placement Agent Warrant

[See attached]

3900 Paseo del Sol, Santa Fe New Mexico 87507